UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2012

The Management Network Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34006 (Commission File Number)	48-1129619 (I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302
Overland Park, Kansas 66210
 (Address of principal executive office)(Zip Code)

(913) 345-9315
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 13, 2012, the Board of Directors ("Board") of The Management Network Group, Inc. (the “Company”) made the following changes among its existing Board and executive management team:

(1)	Micky K. Woo was appointed to the position of Executive Chairman. Mr. Woo relinquished the positions of President and Chief Operating Officer.

(2)	Roy A. Wilkens stepped down as interim Chairman of the Board of Directors, and was appointed to serve as Presiding Director of the Non-Management Directors.

(3)	Donald E. Klumb, the Company’s Chief Executive Officer and Chief Financial Officer, was appointed to the additional position of President.

The Board regularly considers the appropriate leadership structure for the Company and has concluded that, at this time, the Company and its stockholders are best served by separating the positions of Chief Executive Officer and Chairman of the Board. The Board believes that it is best for the Board to use its knowledge and experience to elect the most qualified director as Chairman of the Board.

In his role as Executive Chairman of the Board of Directors, Mr. Woo’s primary objective will be to provide guidance and oversight as to strategic initiatives of the Board.  In this position, Mr. Woo will continue to be an employee of the Company, will preside at meetings of the Board of Directors, will perform other duties as may be assigned from time to time by the Board of Directors and will support the Chief Executive Officer with Company and management initiatives as requested.

Given Mr. Woo’s continuing status as an employee of the Company and to ensure effective independent oversight, the Board will hold regular executive sessions of the Non-Management Directors over which current independent director Roy Wilkens will preside as the Presiding Director. Further, all Board committees are comprised of only Non-Management Directors. Thus, the Non-Management Directors directly oversee critical matters such as the compensation of executive management, including Mr. Woo’s compensation, the selection and evaluation of Board nominees, the integrity of the Company’s financial statements, and the development of corporate governance programs of the Company.

Information for Mr. Woo and Mr. Klumb required by Items 401(b), (d) and (e) and Item 404(a) of Regulation S-K is contained in the Company's Proxy Statement filed with the Securities and Exchange Commission on April 22, 2011 and is incorporated by reference herein.

As Executive Chairman, Mr. Woo will continue to receive the same salary as he currently receives. In connection with his appointment as Executive Chairman, the Board of Directors approved a severance arrangement pursuant to which Mr. Woo is entitled to a severance payment of $350,000 if his employment terminates for any reason on or after September 30, 2012 (including voluntary termination) or terminates at any time upon a sale of the Company or by action of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANAGEMENT NETWORK GROUP, INC.

By:	/s/ Donald E. Klumb
Donald E. Klumb Chief Executive Officer, President and Chief Financial Officer

Date: January 13, 2012